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EXHIBIT 99.1



ACE MARKETING AND CROSSROADS HOSPICE RENEW ALLIANCE FOR ADDITIONAL 2-YEARS

VALLEY STREAM, NY - (Business Wire) October 21, 2009

Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that it has renewed its agreement with Crossroads Hospice, one of the fastest growing privately held hospices in America. Ace created an interactive e-commerce solution to consolidate Crossroad's purchasing for its multiple locations across the country and will remain the exclusive provider to Crossroads for branded merchandise and apparel for an additional two years. In addition, Ace has developed an employee rewards program which will also run through the duration of the renewed agreement.

President and Co-Founder of Crossroads Hospice G. Perry Farmer, Jr. said, "We are very happy with our relationship with Ace Marketing and their team. It has been an extremely successful partnership and we look forward to continuing to use their suite of services to help enhance our brand. The communities we serve are so geographically spread apart that providing a consistent image throughout the country was becoming extremely difficult, but Ace's solutions have helped us efficiently and effectively brand our company to our customers, clients, employees and volunteers. Aggregating our purchasing of printed materials, branded merchandise and wearable has also saved us a considerable amount of time and money."

ABOUT CROSSROADS HOSPICE

In 1995, Crossroads Hospice set out to help more people access hospice and help more people experience a better way. For that reason Crossroads developed one-of-a-kind programs like The Ultimate Gift(C), the Watch Program(C), and alternative therapies like pet, aroma and music. Programs that help patients, families, caregivers, and health care professionals take comfort. Programs that create legacies, fulfill dreams, support communities, inspire smiles, and instill confidence. At Crossroads, the approach is completely holistic and the team is 100% dedicated to giving you more. For additional information of Crossroads Hospice reference is made to their website at WWW.CROSSROADSHOSPICE.COM.

ABOUT ACE MARKETING

Ace Marketing & Promotions Inc., based in New York, is a full-service promotional marketing company offering a wide array of business solutions which include; Branding and Branded Merchandise, Mobile Marketing Solutions, Website Development, ACE CMS Platform, Print Solutions and Fulfillment. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing(SM) with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform. Proximity Marketing(SM), Rockzimity, and Rockzimity Marketing are service marks of Ace Marketing & Promotions Inc. 2009. Ace's Corporate Overview is available at HTTP://WWW.ACEMARKETING.NET on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit HTTP://WWW.ACEMARKETINGDEMO.COM or http://www.proximitymarketingus.com. For additional information, a copy of Ace's Form 10-K and other exchange act filings can be obtained on the Internet by going to WWW.ACEMARKETING.NET, clicking on links and then clicking on SEC Filings.



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  Media Contact:

  Ace Marketing & Promotions, Inc.
  Legend Securities, Inc.
  Thomas Wagner
  800-385-5790 x152
  718-233-2600 x152
  TWAGNER@LEGENDSECURITIESINC.COM